Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

ACCO BRANDS CORPORATION REPORTS
SECOND QUARTER 2013 RESULTS

LAKE ZURICH, ILLINOIS, July 31, 2013 - ACCO Brands Corporation (NYSE: ACCO), a world leader in branded office products, today reported its second quarter results for the period ended June 30, 2013.

“We continue to demonstrate progress in a challenging market environment,” said President and Chief Executive Officer Boris Elisman. “Our school and office products categories delivered solid results, sales momentum improved in our North America and International segments, and cost savings and integration synergies contributed to improved margins. Free cash flow remained strong, and we are confident in our ability to deliver $150 million of free cash flow for the year.”

Second Quarter Results

Net sales increased to $440.2 million, compared to $438.7 million in the prior-year quarter, due to the merger with MeadWestvaco's Consumer & Office Products business (“Mead C&OP”) on May 1, 2012. Income from continuing operations was $9.5 million, or $0.08 per share, including pre-tax charges of $17.4 million for debt refinancing, restructuring and IT integration costs. This compared to income of $94.2 million, or $0.98 per share, in the prior-year quarter, including a significant tax benefit, partially offset by pre-tax charges of $116.5 million for debt refinancing and merger-related costs.

On a pro forma basis, including the results of Mead C&OP in both periods, sales decreased 6%, driven primarily by lower volume. Adjusted income from continuing operations increased 4% to $21.8 million, or $0.19 per share, excluding restructuring and IT integration charges and using a normalized tax rate of 35%. Adjusted pro forma income from continuing operations in the prior-year quarter was $21.0 million, or $0.18 per share, excluding restructuring charges and Mead C&OP former parent company corporate allocations and using a normalized tax rate of 30%. The year-over-year improvement was driven by cost synergies and productivity improvements in the North America and International segments, partially offset by lower sales.

Business Segment Highlights
ACCO Brands North America

ACCO Brands North America net sales increased 3% to $286.9 million, from $279.8 million in the prior-year quarter, due to the merger with Mead C&OP. Reported segment operating income was $33.7 million, including charges of $7.1 million for restructuring and IT integration costs. This compared to operating income of $13.6 million, including charges of $24.9 million primarily for restructuring and amortization of the step-up in inventory value related to the merger, in the prior year.

The increase was largely due to lower charges, as well as cost synergies and productivity improvements.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 6% to $286.9 million from $303.7 million in the comparable prior-year quarter. The decline was driven by a 5% decline in volume, of which half was due to the exit from unprofitable sales. The remaining decline was in the U.S. and primarily due to soft demand.

Adjusted operating income increased 18% to $40.8 million in the current quarter, excluding charges, compared to adjusted pro forma operating income of $34.7 million in the prior-year quarter, excluding charges. Adjusted operating margin increased to 14.2% from an adjusted pro forma operating margin of 11.4% in the prior year. The increase in profit and margin was primarily due to cost synergies and productivity improvements, which more than offset the sales decline.

ACCO Brands International

ACCO Brands International net sales increased 2% to $116.1 million from $113.9 million in the prior-year quarter due to the merger with Mead C&OP. Reported segment operating income increased to $10.5 million, including a $2.6 million gain from the sale of a facility in Europe, compared to $9.0 million in the prior-year quarter.

On a pro forma basis, including the results of Mead C&OP in both periods, net sales decreased 2% to $116.1 million from $118.2 million in the prior year. The decline was driven by lower volume and negative foreign exchange, partially offset by higher pricing. The decline in sales was primarily in the Australia and Asia-Pacific regions due to adverse market conditions.

Adjusted operating income was $10.3 million, compared to adjusted pro forma operating income of $8.0 million in the prior-year quarter. Adjusted operating margin increased to 8.9% from adjusted pro forma operating margin of 6.8% in the prior-year quarter. The increase was due to the gain from the sale of a facility in Europe, productivity savings and lower pension costs, partially offset by lower sales in the Australia and Asia-Pacific regions.

Computer Products Group

Computer Products net sales decreased 17% to $37.2 million, from $45.0 million in the prior-year quarter due to lower volume and pricing, including the loss of royalty income. Volume declines were driven by the absence of new mobile device launches from manufacturers in the first half of the year and increased competition in the smart phone and tablet accessory space, as well as continued declines in laptop shipments, which impacted demand for security and PC accessories. Adjusted operating income was $3.6 million, compared to $10.0 million in the prior-year quarter, and adjusted operating margin decreased to 9.7% from a comparable 22.2%. The decline in operating income and margin was primarily due to lower sales and royalties.

Six Month Results

Net sales increased 9% to $792.2 million, compared to $727.6 million in the prior-year six-month period, due to the merger with Mead C&OP. Income from continuing operations was $0.6 million, or $0.01 per share, including pre-tax charges of $28.8 million for restructuring costs, debt refinancing and IT integration costs. This compared to income of $76.9 million, or $1.00 per share, in the prior-year period, including a significant tax benefit, partially offset by pre-tax charges of $125.6 million for debt refinancing, merger-related costs and restructuring. The decrease in income was driven by sales deleveraging and certain one-time and non-comparable items in the first quarter of 2013.

On a pro forma basis, including the results of Mead C&OP in both periods, sales decreased 8%, driven by lower volume. Adjusted income from continuing operations was $13.9 million, or $0.12 per share, excluding charges and using a normalized tax rate of 35%. Adjusted pro forma income from continuing operations in the prior-year period was $18.2 million, or $0.16 per share, excluding restructuring charges and Mead C&OP former parent company corporate allocations and using a normalized tax rate of 30%. The decline in income was driven by lower sales and the higher tax rate, partially offset by cost synergies and productivity improvements.

Business Outlook

The company continues to expect 2013 free cash flow of approximately $150 million. As a result of softer sales in Computer Products the company now expects pro forma 2013 adjusted earnings per share to be $0.90-$0.95, or pro forma growth of 10-16%, excluding currency. The earnings improvement is expected to be driven by the realization of $20 million of cost synergies and now $25 million of productivity improvements. The company now expects 2013 sales to be down approximately 3-6%, on a pro forma basis, excluding currency, driven by softer volume.

Webcast

At 8:30 a.m. Eastern Time today, ACCO Brands Corporation will host a conference call to discuss the company's results. The call will be broadcast live via webcast. The webcast can be accessed through the Investor Relations section of www.accobrands.com. The webcast will be in listen-only mode and will be available for replay for one month following the event.

Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis in this earnings release, we provide investors with certain non-GAAP measures, including “adjusted,” “adjusted pro forma,” and “adjusted supplemental EBITDA” financial measures. See our Reconciliations of Adjusted Reported and Pro Forma Results, Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations and Pro Forma Supplemental Business Segment Information and Reconciliation for a description of each of these non-GAAP financial measures and a reconciliation to the comparable GAAP financial measure for each of the periods presented herein. We believe these non-GAAP financial measures are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operational results and trends. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

About ACCO Brands Corporation

ACCO Brands Corporation is one of the world's largest suppliers of branded office and consumer products and print finishing solutions. Our widely recognized brands include AT-A-GLANCE®, Day-Timer®, Five Star®, GBC®, Hilroy®, Kensington®, Marbig, Mead®, NOBO, Quartet®, Rexel, Swingline®, Tilibra®, Wilson Jones® and many others. We design, market and sell products in more than 100 countries around the world. More information about ACCO Brands can be found at www.accobrands.com.

Forward-Looking Statements

This press release contains statements which may be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks and uncertainties, are made as of the date hereof and we undertake no obligation to update them. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Because actual results may differ from those predicted by such forward-looking statements, you should not place undue reliance on them when deciding whether to buy, sell or hold the Company's securities.

Among the factors that could affect our results or cause our plans, actions and results to differ materially from current expectations are: the concentration of our business with a relatively limited number of customers, and the impact of a loss or bankruptcy of a major customer or a substantial reduction in orders from a major customer; the further consolidation of the office products industry and further consolidation of our customers; decisions made by our large and sophisticated customers, including decisions to expand the sourcing of their own private label products; decisions by our competitors, including taking advantage of low entry barriers to expand their introduction and production of competing products; decisions made by end-users of our products, such as whether to purchase substitute or alternative products, including electronic versions of our time management and planning products; our ability to meet the competitive challenges faced by our Computer Products business which is characterized by rapid change, including changes in technology and short product life cycles and is dependent on the introduction of third party manufacturers of new equipment to drive demand in its accessory business; commercial and consumer spending decisions during periods of economic uncertainty; the continued integration of Mead C&OP with our business, operations and culture, and the ability to realize cost synergies, growth opportunities and other potential benefits of the merger within the time frame currently contemplated; our ability to successfully expand our business in developing and emerging markets; litigation or legal proceedings other than claims, lawsuits and actions incidental to our business; the risks associated with outsourcing production of certain of our products to suppliers in China and other Asia-Pacific countries; the development, introduction and acceptance of new products in the office and school products markets, and the decline in the use of paper-based dated time management and productivity tools; material disruptions at one of our or our suppliers' major manufacturing or distribution facilities; material failure, inadequacy or interruption of our information technology systems; the risks associated with seasonality; foreign currency and interest rate fluctuations; our ability to secure, protect and maintain rights to intellectual property; retention of key employees; risks associated with our substantial indebtedness; and other risks and uncertainties described under “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other reports we file with the SEC.

For further information:

Rich Nelson            Jennifer Rice
Media Relations        Investor Relations
(847) 796-4059        (847) 796-4320

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2013	December 31, 2012
(in millions of dollars)	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$95.3	$50.0
Accounts receivable, net	386.7	498.7
Inventories	323.3	265.5
Deferred income taxes	25.0	31.1
Other current assets	45.5	29.0
Total current assets	875.8	874.3
Total property, plant and equipment	564.2	591.4
Less accumulated depreciation	(296.1)	(317.8)
Property, plant and equipment, net	268.1	273.6
Deferred income taxes	41.7	36.4
Goodwill	577.8	589.4
Identifiable intangibles, net	624.9	646.6
Other assets	73.7	87.4
Total assets	$2,462.0	$2,507.7
Liabilities and Stockholders' Equity
Current liabilities:
Notes payable to banks	$58.6	$1.2
Current portion of long-term debt	29.9	0.1
Accounts payable	196.4	152.4
Accrued compensation	31.8	38.0
Accrued customer program liabilities	91.5	119.0
Accrued interest	7.0	6.3
Other current liabilities	84.7	112.4
Total current liabilities	499.9	429.4
Long-term debt	1,001.4	1,070.8
Deferred income taxes	156.0	165.0
Pension and post-retirement benefit obligations	106.8	119.8
Other non-current liabilities	86.9	83.5
Total liabilities	1,851.0	1,868.5
Stockholders' equity:
Common stock	1.1	1.1
Treasury stock	(3.4)	(2.5)
Paid-in capital	2,025.9	2,018.5
Accumulated other comprehensive loss	(191.3)	(156.1)
Accumulated deficit	(1,221.3)	(1,221.8)
Total stockholders' equity	611.0	639.2
Total liabilities and stockholders' equity	$2,462.0	$2,507.7

ACCO Brands Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
(in millions of dollars)	2013	2012
Operating activities
Net income	$0.5	$76.8
Amortization of inventory step-up	—	10.8
(Gain) loss on disposal of assets	(2.3)	0.3
Release of tax valuation allowance	(7.0)	(130.4)
Depreciation	20.6	14.7
Amortization of debt issuance costs and bond discount	3.1	3.2
Amortization of intangibles	12.8	6.6
Stock-based compensation	7.4	4.1
Loss on debt extinguishment	9.4	15.5
Changes in balance sheet items:
Accounts receivable	94.4	(78.7)
Inventories	(64.8)	(28.5)
Other assets	(11.1)	(8.7)
Accounts payable	47.7	4.4
Accrued expenses and other liabilities	(34.4)	(4.2)
Accrued income taxes	(21.3)	(60.7)
Equity in earnings of joint ventures, net of dividends received	2.2	8.5
Net cash provided (used) by operating activities	57.2	(166.3)
Investing activities
Additions to property, plant and equipment	(26.6)	(10.3)
(Payments) proceeds related to the sale of discontinued operations	(1.4)	2.2
Proceeds from the disposition of assets	3.9	2.2
Cost of acquisition, net of cash acquired	—	(401.4)
Net cash used by investing activities	(24.1)	(407.3)
Financing activities
Proceeds from long-term borrowings	530.0	1,270.0
Repayments of long-term debt	(569.1)	(681.8)
Borrowings of short-term debt, net	58.1	0.6
Payments for debt issuance costs	(3.9)	(37.7)
Other	(0.9)	(0.3)
Net cash provided by financing activities	14.2	550.8
Effect of foreign exchange rate changes on cash	(2.0)	(3.9)
Net increase (decrease) in cash and cash equivalents	45.3	(26.7)
Cash and cash equivalents
Beginning of period	50.0	121.2
End of period	$95.3	$94.5

ACCO Brands Corporation
Reported and Pro Forma Consolidated Statements of Operations and Reconciliation of Adjusted Reported and Pro Forma Results (Unaudited)
(In millions of dollars, except per share data)

	Three Months Ended June 30, 2013					Three Months Ended June 30, 2012
		Adjusted					Adjusted		Pro Forma	% Change	% Change
	Reported	Items (B)		Adjusted	Reported	Pro Forma (A)	Items (B)		Adjusted	Reported	Adjusted
Net sales	$440.2	$—		$440.2	$438.7	$466.9	$—		$466.9	—%	(6)%
Cost of products sold	303.1	—		303.1	314.4	326.7	—		326.7	(4)%	(7)%
Gross profit	137.1	—		137.1	124.3	140.2	—		140.2	10%	(2)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	87.1	(1.9)	(B.1)	85.2	92.9	90.3	(2.3)	(B.1)	88.0	(6)%	(3)%
Amortization of intangibles	6.2	—		6.2	5.1	6.8	—		6.8	22%	(9)%
Restructuring charges	5.9	(5.9)	(B.2)	—	14.7	14.7	(14.7)	(B.2)	—	(60)%	NM
Total operating costs and expenses	99.2	(7.8)		91.4	112.7	111.8	(17.0)		94.8	(12)%	(4)%

Operating income	37.9	7.8		45.7	11.6	28.4	17.0		45.4	227%	1%

Non-operating expense (income):
Interest expense, net	13.5	(0.2)	(B.3)	13.3	32.8	17.3	(0.7)	(B.3)	16.6	(59)%	(20)%
Equity in earnings of joint ventures	(1.3)	—		(1.3)	(1.2)	(1.2)	—		(1.2)	8%	8%
Other expense (income), net	9.6	(9.4)	(B.4)	0.2	61.3	(0.1)	—		(0.1)	(84)%	NM

Income (loss) from continuing operations before income tax	16.1	17.4		33.5	(81.3)	12.4	17.7		30.1	NM	11%
Income tax expense (benefit)	6.6	5.1	(B.5)	11.7	(175.5)	(32.3)	41.4	(B.5)	9.1	NM	29%
Income from continuing operations	$9.5	$12.3		$21.8	$94.2	$44.7	$(23.7)		$21.0	(90)%	4%
Loss from discontinued operations, net of income taxes	—				—					NM
Net income	$9.5				$94.2					(90)%

Per share:
Basic income per share:
Income from continuing operations	$0.08			$0.19	$1.00	$0.40			$0.19	(92)%	—%
Loss from discontinued operations	—				—					NM
Basic income per share	$0.08				$1.00					(92)%

Diluted income per share:
Income from continuing operations	$0.08			$0.19	$0.98	$0.39			$0.18	(92)%	6%
Loss from discontinued operations	—				—					NM
Diluted income per share	$0.08				$0.98					(92)%

Weighted average number of shares outstanding:
Basic	113.6			113.6	94.2	112.9			112.9
Diluted	115.5			115.5	96.2	114.9			114.9

Statistics (as a % of Net sales, except Income tax rate)
	Three Months Ended June 30, 2013		Three Months Ended June 30, 2012
	Reported	Adjusted	Reported	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	31.1%		28.3%	30.0%
Advertising, selling, general and administrative	19.8%	19.4%	21.2%	19.3%	18.8%
Operating income	8.6%	10.4%	2.6%	6.1%	9.7%
Income (loss) from continuing operations before income tax	3.7%	7.6%	(18.5)%	2.7%	6.4%
Income from continuing operations	2.2%	5.0%	21.5%	9.6%	4.5%
Income tax rate	41.0%	35.0%	NM	NM	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Three Months Ended June 30,
	Reported	Pro Forma
	2013	2012	% Change
Reported operating income	$37.9	$11.6	227%
Mead C&OP pre-acquisition operating loss (C)	—	(6.7)	100%
Pro forma adjustments (C)	—	23.5	(100)%
Pro forma operating income	37.9	28.4	33%
Mead C&OP parent allocation expenses, net	—	1.6	(100)%
Integration charges	1.9	0.7	171%
Restructuring charges	5.9	14.7	(60)%
Adjusted operating income from continuing operations	45.7	45.4	1%
Depreciation	10.7	10.0	7%
Amortization of intangibles	6.2	6.8	(9)%
Stock-based compensation expense	5.1	2.7	89%
Joint venture income	1.3	1.2	8%
Adjusted supplemental EBITDA from continuing operations	69.0	66.1	4%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	15.7%	14.2%

ACCO Brands Corporation
Reported and Pro Forma Consolidated Statements of Operations and Reconciliation of Adjusted Reported and Pro Forma Results (Unaudited)
(In millions of dollars, except per share data)

	Six Months Ended June 30, 2013					Six Months Ended June 30, 2012
		Adjusted					Adjusted			% Change	% Change
	Reported	Items (B)		Adjusted	Reported	Pro Forma (A)	Items (B)		Adjusted	Reported	Adjusted
Net sales	$792.2	$—		$792.2	$727.6	$864.1	$—		$864.1	9%	(8)%
Cost of products sold	558.4	—		558.4	523.5	611.4	—		611.4	7%	(9)%
Gross profit	233.8	—		233.8	204.1	252.7	—		252.7	15%	(7)%

Operating costs and expenses:
Advertising, selling, general and administrative expenses	176.7	(3.1)	(B.1)	173.6	161.1	188.5	(7.0)	(B.1)	181.5	10%	(4)%
Amortization of intangibles	12.8	—		12.8	6.6	13.3	—		13.3	94%	(4)%
Restructuring charges (income)	15.6	(15.6)	(B.2)	—	20.8	21.3	(21.3)	(B.2)	—	(25)%	NM
Total operating costs and expenses	205.1	(18.7)		186.4	188.5	223.1	(28.3)		194.8	9%	(4)%

Operating income	28.7	18.7		47.4	15.6	29.6	28.3		57.9	84%	(18)%

Non-operating expense (income):
Interest expense, net	29.2	(0.7)	(B.3)	28.5	51.9	37.9	(3.1)	(B.3)	34.8	(44)%	(18)%
Equity in earnings of joint ventures	(2.6)	—		(2.6)	(2.7)	(2.7)	—		(2.7)	(4)%	(4)%
Other expense (income), net	9.5	(9.4)	(B.4)	0.1	61.1	(0.3)	—		(0.3)	(84)%	NM

Income (loss) from continuing operations before income tax	(7.4)	28.8		21.4	(94.7)	(5.3)	31.4		26.1	92%	(18)%
Income tax expense (benefit)	(8.0)	15.5	(B.5)	7.5	(171.6)	(32.7)	40.6	(B.5)	7.9	(95)%	(5)%
Income from continuing operations	$0.6	$13.3		$13.9	$76.9	$27.4	$(9.2)		$18.2	(99)%	(24)%
Loss from discontinued operations, net of income taxes	(0.1)				(0.1)					—%
Net income	$0.5				$76.8					(99)%

Per share:
Basic income per share:
Income from continuing operations	$0.01			$0.12	$1.03	$0.24			$0.16	(99)%	(25)%
Loss from discontinued operations	—				—					NM
Basic income per share	$—				$1.03					(100)%

Diluted income per share:
Income from continuing operations	$0.01			$0.12	$1.00	$0.24			$0.16	(99)%	(25)%
Loss from discontinued operations	—				—					NM
Diluted income per share	$—				$1.00					(100)%

Weighted average number of shares outstanding:
Basic	113.4			113.4	74.8	112.5			112.5
Diluted	115.5			115.5	77.0	112.5			114.7

Statistics (as a % of Net sales, except Income tax rate)
	Six Months Ended June 30, 2013		Three Months Ended June 30, 2012
	Reported	Adjusted	Reported	Pro Forma	Adjusted
Gross profit (Net sales, less Cost of products sold)	29.5%		28.1%	29.2%
Advertising, selling, general and administrative	22.3%	21.9%	22.1%	21.8%	21.0%
Operating income	3.6%	6.0%	2.1%	3.4%	6.7%
Income (loss) from continuing operations before income tax	(0.9)%	2.7%	(13.0)%	(0.6)%	3.0%
Income from continuing operations	0.1%	1.8%	10.6%	3.2%	2.1%
Income tax rate	NM	35.0%	NM	NM	30.0%

Reconciliation of Pro Forma Operating Income to Adjusted Supplemental EBITDA from Continuing Operations
(Unaudited)
(In millions of dollars)

“Adjusted Supplemental EBITDA” represents adjusted pro forma operating income after adding back depreciation, amortization of intangibles, stock-based compensation expense, and joint venture income. The following table sets forth a reconciliation of reported operating income in accordance with GAAP to Adjusted Supplemental EBITDA.

	Six Months Ended June 30,
	Reported	Pro Forma
	2013	2012	% Change
Reported operating income	$28.7	$15.6	84%
Mead C&OP pre-acquisition operating loss (C)	—	(8.5)	100%
Pro forma adjustments (C)	—	22.5	(100)%
Pro forma operating income	28.7	29.6	(3)%
Mead C&OP parent allocation expenses, net	—	6.3	(100)%
Integration charges	3.1	0.7	343%
Restructuring charges	15.6	21.3	(27)%
Adjusted operating income from continuing operations	47.4	57.9	(18)%
Depreciation	20.6	20.4	1%
Amortization of intangibles	12.8	13.3	(4)%
Stock-based compensation expense	7.4	5.2	42%
Adjusted joint venture income	2.6	2.7	(4)%
Adjusted supplemental EBITDA from continuing operations	90.8	99.5	(9)%

Adjusted supplemental EBITDA from continuing operations as a % of Net Sales	11.5%	11.5%

Notes for Reported and Pro Forma Consolidated Statements of Continuing Operations and Reconciliation of Adjusted Reported and Pro Forma Results

A.
The unaudited pro forma financial information presents the combined results of the Company and the Mead C&OP business for the periods presented as though the companies had been combined as of January 1, 2011, but the Company cautions that the unaudited pro forma financial information is not indicative of the actual results of operations that would have been achieved if the transaction had taken place at the beginning of 2011 and do not purport to project the future operating results of the combined company. Refer to the 8-K furnished to the SEC on August 9, 2012 for a reconciliation of pro forma results to GAAP for the periods of January 1, 2012 through June 30, 2012.

B.
“Adjusted” results exclude all unusual tax items, restructuring, integration charges and Mead C&OP parent allocations, net, which will not continue as part of the combined ACCO Brands in order to provide a comparison of underlying results of operations.

1.
Represents the adjustment related to Mead C&OP parent allocations, net, and integration charges. In addition following the acquisition of Mead C&OP, the Company decided to outsource its information technology support environment. During the second quarter of 2012 the company recorded $0.7 million of charges associated with this transition.

2.	Represents restructuring costs.

3.	Represents the adjustments related to accelerated debt origination amortization costs resulting from bank debt repayments.

4.	Represents the reversal of the loss on debt extinguishment and other costs associated with the Company's refinancing.

5.
The company had incurred significant operating losses in several jurisdictions in prior periods. In accordance with GAAP, tax valuation allowances had been recorded on certain of the company's deferred tax assets. As a result, the operating results in these locations have recorded no tax benefit or expense, which results in a high effective tax rate for the prior-year period. Assuming all the locations become profitable in the future and valuation allowances were reversed, the Company's effective tax rate would approximate 30% in 2012 and 35% in 2013. This estimated long-term rate will be subject to variations from the mix of earnings in the Company's operating jurisdictions.

C.
Refer to the Form 8-K furnished to the SEC on August 9, 2012 for details on Mead C&OP pre-acquisition operating income and pro forma adjustments for the periods of January 1, 2012 through June 30, 2012.

ACCO Brands Corporation
Reported and Pro Forma Supplemental Business Segment Information and Reconciliation (Unaudited)
(In millions of dollars)

	2013					2012 (A)							Changes (Pro Forma)
												Pro Forma
					Adjusted						Pro Forma	Adjusted
		Reported		Adjusted	Operating		Reported		Pro Forma		Adjusted	Operating			Adjusted	Adjusted
		Operating	Adjusted	Operating	Income		Operating	Pro Forma	Operating	Adjusted	Operating	Income	Net Sales	Net Sales	Operating	Operating	Margin
	Net Sales	Income	Charges	Income (A)	Margin (A)	Net Sales	Income	Net Sales	Income	Charges	Income (A)	Margin (A)	$	%	Income $	Income %	Points
Q1:
ACCO Brands North America	$189.0	$(8.2)	$5.7	$(2.5)	(1.3)%	$136.7	$(3.5)	$215.5	$(2.1)	$3.8	$1.7	0.8%	$(26.5)	(12)%	$(4.2)	NM	(210)
ACCO Brands International	126.2	4.0	4.6	8.6	6.8%	110.6	8.2	140.1	7.4	2.8	10.2	7.3%	(13.9)	(10)%	(1.6)	(16)%	(50)
Computer Products	36.8	2.8	0.6	3.4	9.2%	41.6	7.5	41.6	7.5	—	7.5	18.0%	(4.8)	(12)%	(4.1)	(55)%	(880)
Corporate	—	(7.8)	—	(7.8)		—	(8.2)	—	(11.6)	4.7	(6.9)		—		(0.9)
Total	$352.0	$(9.2)	$10.9	$1.7	0.5%	$288.9	$4.0	$397.2	$1.2	$11.3	$12.5	3.1%	$(45.2)	(11)%	$(10.8)	(86)%	(260)

Q2:
ACCO Brands North America	$286.9	$33.7	$7.1	$40.8	14.2%	$279.8	$13.6	$303.7	$19.9	$14.8	$34.7	11.4%	$(16.8)	(6)%	$6.1	18%	280
ACCO Brands International	116.1	10.5	(0.2)	10.3	8.9%	113.9	9.0	118.2	7.4	0.6	8.0	6.8%	(2.1)	(2)%	2.3	29%	210
Computer Products	37.2	2.9	0.7	3.6	9.7%	45.0	10.0	45.0	10.0	—	10.0	22.2%	(7.8)	(17)%	(6.4)	(64)%	(1,250)
Corporate	—	(9.2)	0.2	(9.0)		—	(21.0)	—	(8.9)	1.6	(7.3)		—		(1.7)
Total	$440.2	$37.9	$7.8	$45.7	10.4%	$438.7	$11.6	$466.9	$28.4	$17.0	$45.4	9.7%	$(26.7)	(6)%	$0.3	1%	70

Q3:
ACCO Brands North America						$321.4	$40.0	$321.4	$40.0	$2.6	$42.6	13.3%
ACCO Brands International						139.4	14.7	139.4	14.7	0.9	15.6	11.2%
Computer Products						40.4	7.7	40.4	7.7	0.3	8.0	19.8%
Corporate						—	(6.0)	—	(6.0)	1.6	(4.4)
Total						$501.2	$56.4	$501.2	$56.4	$5.4	$61.8	12.3%

Q4:
ACCO Brands North America						$290.3	$36.1	$290.3	$36.1	$6.1	$42.2	14.5%
ACCO Brands International						187.3	30.1	187.3	30.1	0.1	30.2	16.1%
Computer Products						52.1	10.7	52.1	10.7	—	10.7	20.5%
Corporate						—	(9.6)	—	(9.6)	1.0	(8.6)
Total						$529.7	$67.3	$529.7	$67.3	$7.2	$74.5	14.1%

Full Year:
ACCO Brands North America	$475.9	$25.5	$12.8	$38.3	8.0%	$1,028.2	$86.2	$1,130.9	$93.9	$27.3	$121.2	10.7%
ACCO Brands International	242.3	14.5	4.4	18.9	7.8%	551.2	62.0	585.0	59.6	4.4	64.0	10.9%
Computer Products	74.0	5.7	1.3	7.0	9.5%	179.1	35.9	179.1	35.9	0.3	36.2	20.2%
Corporate	—	(17.0)	0.2	(16.8)		—	(44.8)	—	(36.1)	8.9	(27.2)
Total	$792.2	$28.7	$18.7	$47.4	6.0%	$1,758.5	$139.3	$1,895.0	$153.3	$40.9	$194.2	10.2%

(A) Adjusted results exclude restructuring and integration charges and MWV parent allocations (which will not continue in the ongoing entity) of corporate costs.

ACCO Brands Corporation
Pro Forma Supplemental Net Sales Growth Analysis
(Unaudited)

	Percent Change - Sales
	Net		Comparable
	Sales	Currency	Sales
	Growth	Translation	Growth	Price	Volume/Mix
Q1 2013:
ACCO Brands North America	(12.3)%	(0.1)%	(12.2)%	1.2%	(13.4)%
ACCO Brands International	(9.9)%	(4.1)%	(5.8)%	0.5%	(6.3)%
Computer Products	(11.5)%	—%	(11.5)%	(3.6)%	(7.9)%
Total	(11.4)%	(1.5)%	(9.9)%	0.5%	(10.4)%

Q2 2013:
ACCO Brands North America	(5.5)%	(0.2)%	(5.3)%	(0.7)%	(4.6)%
ACCO Brands International	(1.8)%	(1.4)%	(0.4)%	2.9%	(3.3)%
Computer Products	(17.3)%	—%	(17.3)%	(3.1)%	(14.2)%
Total	(5.7)%	(0.4)%	(5.3)%	(0.1)%	(5.2)%

2013 YTD:
ACCO Brands North America	(8.3)%	(0.1)%	(8.2)%	0.1%	(8.3)%
ACCO Brands International	(6.2)%	(2.9)%	(3.3)%	1.6%	(4.9)%
Computer Products	(14.5)%	—%	(14.5)%	(3.3)%	(11.2)%
Total	(8.3)%	(0.9)%	(7.4)%	0.2%	(7.6)%